Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined balance sheet as of March 31, 2014 and unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 of Compressco Partners, L.P. (the “Partnership,” “us,” “we” and “our”), reflect the following transactions:

•	the consummation of our acquisition of all of the capital stock of Compressor Systems, Inc. (“CSI”) on August 4, 2014 (the “CSI Acquisition”), for cash consideration in the amount of approximately $825.0 million, subject to adjustment for working capital and other matters, including the termination and no assumption of any of CSI’s currently existing long-term indebtedness. The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of the assets expected to be acquired and liabilities expected to be assumed at the date of acquisition (in thousands):

Current assets	$112,147
Property and equipment	559,507
Intangible and other assets	236,738

Total assets acquired	908,392

Current liabilities	83,392
Long-term debt	0
Other long-term liabilities	0

Total liabilities assumed	83,392

Net assets acquired	$825,000

We expect to incur approximately $8.0 million of acquisition costs in connection with the CSI Acquisition.

•	the issuance and sale of $350.0 million aggregate principal amount of 7.25% Senior Notes due 2022 (the “Notes”) on August 4, 2014, in connection with the financing of the CSI Acquisition;

•	the issuance and sale of 15,280,000 common units for estimated aggregate gross proceeds of approximately $359.1 million (excluding the up to 2,292,000 of additional common units that may be purchased at the option of the underwriters) and the contribution by our general partner of approximately $7.3 million in order to maintain its approximate 2.0% general partner interest;

•	the repayment in full of all borrowings outstanding under our existing credit agreement, if any; and

•	our entry into a Credit Agreement (the “New Credit Agreement”) among the Partnership and Compressco Partners Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Partnership (“Compressco Sub”), as borrowers, the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., in its capacity as administrative agent, collateral agent L/C issuer and swing line issuer, and the other parties thereto, on August 4, 2014, and estimated initial borrowings thereunder in connection with the financing of the CSI Acquisition.

Adjustments for the above-listed transactions on an individual basis are presented in the notes to the unaudited pro forma financial statements. Certain information normally included in the financial statements prepared in accordance with GAAP has been condensed or omitted in accordance with the rules and regulations of the SEC.

The unaudited pro forma, as adjusted, condensed combined financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the transactions had been consummated on the dates indicated, nor do they project our results of operations or financial position for any future period or date.

COMPRESSCO PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2014

(in thousands)

	Historical	CSI Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$12,633	$1,559	$23,508	(A)	$37,700
Trade accounts receivable, net	18,726	32,612	—		51,338
Inventories	13,545	75,443	—		88,988
Deferred tax asset	57	4,870	(4,870)	(B)	57
Prepaid expenses and other current assets	1,502	2,533	—		4,035

Total current assets	46,463	117,017	18,638		182,118

Property, plant, and equipment:
Land and building	2,178	69,695	9,806		81,679
Compressors and equipment	177,782	623,212	114,444		915,438
Vehicles	12,656	—	1,975		14,631

Total property, plant, and equipment	192,616	692,907	126,225	(C)	1,011,748
Less accumulated depreciation	(92,162)	(259,625)	—		(351,787)

Net property, plant, and equipment	100,454	433,282	126,225		659,961
Other assets:
Goodwill	72,161	—	166,083	(D)	238,244
Deferred tax assets	1,750	—	—		1,750
Other assets	2,803	1,555	15,725	(E)	20,083
Intangible assets	—	—	69,100	(E)	69,100

Total other assets	76,714	1,555	250,908		329,177

Total assets	$223,631	$551,854	$395,771		$1,171,256

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$6,524	$34,666	$—		$41,190
Accrued liabilities and other	4,154	48,726	—		52,880
Accrued payroll and benefits	634	—	—		634
Amounts payable to affiliates	4,698	—	—		4,698
Deferred tax liabilities	2,021	—	—		2,021

Total current liabilities	18,031	83,392	—		101,423
Other liabilities:
Long-term debt, net	32,220	95,803	423,577	(F)	551,600
Deferred tax liabilities	4,725	113,308	(113,308)	(B)	4,725
Other long-term liabilities	50	—	—		50

Total other liabilities	36,995	209,111	310,269		556,375
Commitments and contingencies
Partners’ capital:
General partner interest	3,112		7,309	(G)	10,421
Common units	103,709		359,100	(G)	441,253
			(21,556)	(A, G)
Subordinated units	64,339		—		64,339
Accumulated other comprehensive income (loss)	(2,555)	(378)	378	(H)	(2,555)
Common stock		18	(18)	(H)	—
Additional paid-in capital		14,455	(14,455)	(H)	—
Retained earnings		245,256	(245,256)	(H)	—

Total partners’ capital	168,605	259,351	85,502		513,458

Total liabilities and partners’ capital	$223,631	$551,854	$395,771		$1,171,256

COMPRESSCO PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(in thousands)

	Historical	CSI Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Compression and other services	$27,927	$46,614	$—		$74,541
Sales of compressors and parts	1,883	46,417	—		48,300

Total Revenues	29,810	93,031	—		122,841
Cost of revenues (excluding depreciation and amortization expense):
Cost of compression and other services	15,154	22,936	—		38,090
Cost of compressors and parts sales	929	39,523	—		40,452

Total cost of revenues	16,083	62,459	—		78,542
Selling, general and administrative expense	4,094	8,561	—		12,655
Depreciation and amortization	3,682	9,858	2,102	(C)	18,128
			2,486	(E)
Interest expense, net	159	342	6,507	(I)	7,408
			1,163	(J)
			(763)	(K)
Other expense (income), net	539	(191)	—		348

Income (loss) before income tax provision	5,253	12,002	(11,495)		5,760
Provision (benefit) for income taxes	634	4,380	(4,182)	(L)	832

Net income (loss)	$4,619	$7,622	$(7,313)		$4,928

General partner interest in net income	$92				$99

Common units interest in net income	$2,700				$3,846

Subordinated units interest in net income	$1,827				$983

COMPRESSCO PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands)

	Historical	CSI Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Compression and other services	$112,937	$178,530	$—		$291,467
Sales of compressors and parts	8,364	152,969	—		161,333

Total Revenues	121,301	331,499	—		452,800
Cost of revenues (excluding depreciation and amortization expense):
Cost of compression and other services	63,425	82,286	—		145,711
Cost of compressors and parts sales	4,691	128,600	—		133,291

Total cost of revenues	68,116	210,886	—		279,002
Selling, general and administrative expense	17,467	31,792	—		49,259
Depreciation and amortization	14,642	37,726	8,406	(C)	70,718
			9,944	(E)
Interest expense, net	469	1,256	26,028	(I)	29,090
			4,653	(J)
			(3,316)	(K)
Other expense (income), net	782	(695)	—		87

Income (loss) before income tax provision	19,825	50,534	(45,715)		24,644
Provision (benefit) for income taxes	2,258	16,966	(16,630)	(L)	2,594

Income (loss) before discontinued operations	$17,567	$33,568	$(29,085)		$22,050

General partner interest in net income before discontinued operations	$351				$441

Common units interest in net income before discontinued operations	$10,251				$17,205

Subordinated units interest in net income before discontinued operations	$6,965				$4,404

Pro Forma Adjustments

A.	Reflects the cash impact of the following transactions:

•	$825.0 million of the preliminary cash consideration paid for the CSI Acquisition. The final cash consideration will be subject to certain working capital and other adjustments.

•	$344.8 million of cash proceeds from the issuance of the Notes after original issue discount. In addition, $10.0 million of initial purchasers’ discounts and estimated offering expenses are estimated to be incurred.

•	$359.1 million of cash proceeds from the offering of common units, which includes approximately $32.7 million of cash proceeds from the contribution from an affiliate of our general partner in return for common units. In addition, $13.6 million of underwriting discounts and estimated offering expenses are estimated to be incurred.

•	Approximately $7.3 million of cash proceeds from the contribution from our general partner in connection with the common unit offering in order to maintain its approximate 2.0% general partner interest.

•	$32.2 million repayment of our Existing Credit Agreement.

•	$206.8 million of estimated initial borrowings under our New Credit Agreement, and $5.7 million of estimated financing expenses.

•	$8.0 million of expenses related to the CSI Acquisition.

B.	The Partnership and seller of CSI will make a joint Section 338(h)(10) election to treat the purchase of CSI as an asset acquisition for U.S. federal income tax purposes. Therefore, no deferred tax assets or liabilities have been recorded on the opening balance sheet. As such, adjustments have been made to eliminate historical book/tax differences.

C.	Reflects fair value adjustments for property, plant and equipment acquired and related pro forma depreciation expense adjustments. Pro forma depreciation expense is calculated based on an average remaining useful life of 15 years for the acquired assets (in thousands).

	Property, plant and equipment			Depreciation expense
	Historical amounts	Fair value	Fair value adjustment	For the three months ended March 31, 2014	For the year ended December 31, 2013

Land	$1,126	$1,245	$119	$—	$—
Buildings & improvements	21,208	29,914	8,706	145	580
Compressors	404,473	516,526	112,053	1,868	7,470
Machinery & equipment	2,994	5,385	2,391	40	159
Vehicles/rolling stock	1,786	3,761	1,975	33	132
Office furniture & equipment	773	1,752	979	16	65
Leasehold improvements	—	2	2	—	—
Construction in progress	922	922	—	—	—

Total	$433,282	$559,507	$126,225	$2,102	$8,406

D.	Reflects the goodwill related to the CSI Acquisition. Please see discussion above for further details on the preliminary purchase price allocation.

E.	Reflects the fair value of acquired identifiable intangible assets and deferred financing costs related to this Offering and related amortization expense adjustments, as follows (in thousands):

	Fair value	Remaining useful life (years)	Amortization expense
			For the three months ended March 31, 2014	For the year ended December 31, 2013

Intangible assets:
Backlog	$800	1.5	$133	$533
Trade name	33,000	10	825	3,300
Customer relationships	35,300	9.5	929	3,716

Total intangible assets	69,100		1,887	7,549
Deferred financing costs:
Senior Notes	10,000	8	313	1,250
New Credit Agreement	5,725	5	286	1,145

Total deferred financing costs	15,725		599	2,395

Total	$84,825		$2,486	$9,944

F.	Reflects the repayment of our Existing Credit Agreement of $32.2 million and entry into our New Credit Agreement and our initial estimated initial borrowings thereunder of $206.8 million, repayment of CSI related party debt prior to the CSI Acquisition close of $95.8 million, and also the issuance of $350.0 million of Notes, including an original issue discount of $5.2 million.

G.	Reflects the issuance and sale of 15,280,000 common units representing limited partner interests for gross proceeds of approximately $359.1 million, $13.6 million of underwriting discounts and estimated offering expenses, and $8.0 million of expenses related to the CSI Acquisition (excluding the up to 2,292,000 of additional common units that may be purchased at the option of the underwriters). In addition, the adjustment reflects a $7.3 million contribution from our general partner to maintain its general partner interest in connection with the common unit offering.

H.	Reflects the elimination of CSI’s historical stockholders’ equity balances.

I.	Reflects the additional interest expense related to this offering of our notes based on an interest rate of 7 1⁄4%.

J.	Reflects additional interest expense related to the draw on the New Credit Agreement.

K.	Reflects the total decrease to interest expense of $0.3 million and $1.0 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively as a result of a repayment under our Existing Credit Agreement and the reduction to interest expense related to the termination of CSI’s long-term debt prior to the closing of the CSI Acquisition of $0.5 million and $2.2 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.

L.	Reflects the tax impact of the CSI Acquisition based on a blended statutory rate of approximately 36.4%.